                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              DELANCO BANCORP, INC.
            ---------------------------------------------------------
             (Exact name of registrant as specified in its charter)



             UNITED STATES                               36-4519533
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


615 BURLINGTON AVENUE, DELANCO, NEW JERSEY                  08075
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 (Address of principal executive offices)                 (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act: NONE


          Title of each class                Name of each exchange on which
          to be so registered                each class it to be registered
--------------------------------------- ---------------------------------------

      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
[  ]

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.
[ X ]

      Securities Act registration statement file number to which this form relates: 333-139339.

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, Par Value $0.01 Per Share
                                (Title of Class)

ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      Incorporated by reference to the portion of the Prospectus under the heading: "Description of Delanco Bancorp, Inc. Capital Stock," filed on December 14, 2006 as part of the Registrant's Registration Statement on Form SB-2, File No. 333-139339, as amended.

ITEM 2.     EXHIBITS.

      1. Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders.

            (a)   Charter

                  Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form SB-2, File No. 333-139339, filed on December 14, 2006, as amended.

            (b)   Bylaws

                  Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form SB-2, File No. 333-139339, filed on December 14, 2006, as amended.

            (c)   Plan of Stock Issuance

                  Incorporated by reference to Exhibit 10.1 to the Registrant's Registration Statement on Form SB-2, File No. 333-139339, filed on December 14, 2006, as amended.

      2. A copy of the security to be registered hereunder is incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form SB-2, File No. 333-139339, filed on December 14, 2006, as amended.

                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                          DELANCO BANCORP, INC.
                                          ---------------------
                                            (Registrant)



Date: March 21, 2007                  By: /s/ Robert M. Notigan
                                          --------------------------------------
                                          Robert M. Notigan
                                          President and Chief Executive Officer